                                  EXHIBIT 11.1
       STATEMENTS REGARDING WEIGHTED AVERAGE COMMON AND COMMON EQUIVALENT
            SHARES USED IN COMPUTATION OF EARNINGS (LOSS) PER SHARE
                    (In Thousands, Except Per Share Amounts)



                                                                                  PRIMARY
                                                  ------------------------------------------------------------------------

                                                      QUARTER ENDED JUNE 30,                   SIX MONTHS ENDED JUNE 30,
                                                  -----------------------------               ----------------------------
                                                     1997                1996                   1997                1996
                                                  ---------           ---------               ---------           --------
Net income (loss)                                 $ (2,883)           $     634               $ (5,287)           $ 1,294
                                                  =========           ==========              =========           ========
Weighted average common shares
  outstanding                                       20,743               19,350                 20,719             18,713

Add shares issuable from assumed
     exercise of options and warrants               -                     2,233                  -                  2,030
                                                  ---------           ---------               ---------           --------

Total weighted average shares                       20,743               21,583                 20,719             20,743
                                                  =========           ==========              =========           ========

Net income (loss) per common share                $  (0.14)           $    0.03               $  (0.26)           $  0.06
                                                  =========           ==========              =========           ========


                                                                              FULLY DILUTED (1)
                                                  -----------------------------------------------------------------------

                                                     QUARTER ENDED JUNE 30,                    SIX MONTHS ENDED JUNE 30,
                                                  -----------------------------               ---------------------------
                                                     1997                1996                   1997                1996
                                                  ---------           ---------               ---------           -------

Net income (loss)                                 $ (2,883)           $     634               $ (5,287)           $ 1,294
                                                  =========           =========               =========           =======
Weighted average common shares
     outstanding                                    20,743               19,350                 20,719             18,713

Add shares issuable from assumed
     exercise of options and warrants                 -                   2,012                   -                 2,033
                                                  ---------           ---------               ---------           -------

Total weighted average shares                       20,743               21,362                 20,719             20,746
                                                  =========           =========               =========           =======

Net income (loss) per common share                $  (0.14)           $    0.03               $  (0.26)           $  0.06
                                                  =========           =========               =========           =======



(1) Earnings per common and common equivalent share as presented on the face of the consolidated statements of operations represent primary earnings per share. Dual presentation of primary and fully diluted earnings per share has not been made on the face of the consolidated statements of operations because the differences are insignificant.